UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2023
Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation of the United States	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Locust Street
Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	515-412-2100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if they registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Deemed Election of Certain Member Directors

On August 18, 2023, Joe Kesler, director of First Montana Bank in Missoula, Montana, was declared elected by the Federal Home Loan Bank of Des Moines (“Bank”) to serve as the Montana member director on the Bank’s board of directors (“Board”) for a four-year term commencing January 1, 2024. This will be Mr. Kesler’s second term serving as a member director. The 2024 board committees on which Mr. Kesler will be named to serve have not been determined as of the date of this filing.

Legal Framework for the Deemed Election

The election took place in accordance with the rules governing the election of Federal Home Loan Bank member directors specified in the Federal Home Loan Bank Act of 1932, as amended (“Bank Act”), and the related regulations of the Federal Housing Finance Agency (“Finance Agency”). Finance Agency regulations provide that if the number of eligible nominations for member directorships is equal to the number of member directorships to be filled, balloting is unnecessary and such nominees are deemed elected upon notice to the Bank’s members in the relevant state. On August 18, 2023, the Bank sent notice of Mr. Kesler’s election to members in the state of Montana.

Compensation of Directors for 2024

The Bank expects to compensate Mr. Kesler in accordance with the Bank’s 2024 Director Fee Policy, a policy that has not yet been adopted. Directors are also eligible to be reimbursed for reasonable travel, subsistence and other related expenses incurred in connection with service as a Bank director.

Certain Relationships, Related Transactions, and Director Independence

Pursuant to the Bank Act and Finance Agency regulations, the Bank’s member directors serve as officers or directors of a member of the Bank. The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Bank Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services; in each case, with members, housing associates, or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank’s business and are subject to the same Bank policies as transactions with the Bank’s members, housing associates, and third parties generally. For further information, see Item 13 - Certain Relationships and Related Transactions, and Director Independence of the Bank’s 2022 Annual Report filed on Form 10-K with the Securities and Exchange Commission on March 8, 2023.

Item 7.01 Regulation FD Disclosure.

Attached as an exhibit to this Form 8-K is the election announcement to Montana members dated August 18, 2023. The information contained in the exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 99.1    Montana Member Announcement, dated August 18, 2023, issued by the Bank

Exhibit Number 104    Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

August 18, 2023	By:	/s/ Robert W. Dixon

Name: Robert W. Dixon
Title: General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Montana Member Announcement, dated August 18, 2023, issued by the Bank
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)